UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2018

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing Address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 3, 2018, the Board of Directors (the “Board”) of Town Sports International Holdings, Inc. (the “Company” or “TSI Holdings”) and the Compensation Committee of the Board (the “Committee”) adopted a management stock purchase plan known as the Town Sports International Holdings, Inc. 2018 Management Stock Purchase Plan (the “MSPP”). The following is a brief summary of the principal features of the MSPP and does not purport to be complete. The following is qualified in its entirety by reference to the full text of the MSPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms of the full text of the MSPP, the MSPP provides for the granting of rights to employees of the Company and its subsidiaries with a corporate title of Director or above to be eligible to be designated as participants in the MSPP (the “Eligible Employees”). Pursuant to the MSPP, Eligible Employees will be able to purchase shares of the Company’s common stock (“Stock”) by applying the full balance of such participant’s deducted fund, which may not exceed 20% of the cash compensation of such participant (including such participant’s gross base wages, commissions, bonuses, premium pay, shift differential pay and excluding any remuneration delivered as equity compensation). No participant may make a contribution to the MSPP in excess of $200,000 in any 12-month period. The purchase of the Shares will be made by a designated broker in the open market. Unless the Committee determines otherwise, the purchase price per share of the Stock is 100% of the market value of such share on the purchase date, based on the average open market purchase price allocated to all participants. The Committee will appoint an administrator to administer the MSPP, which shall have the express discretionary authority and power to administer the MSPP and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the MSPP.

Each share of Stock purchased under the MSPP and held for two years following the purchase date (or other date as the administrator of the MSPP so designates) (the “Voluntary Holding Period”) is eligible for an award of a share of Stock to be granted under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (the “SIP”), as amended (each such award, a “Matching RSA”). On a quarterly basis, any shares of Stock purchased through the MSPP that have satisfied the completion of the Voluntary Holding Period will be eligible for a Matching RSA.

With respect to the Matching RSAs granted under the MSPP, the cumulative number of Matching RSAs that may be issued in any calendar year will be equal to the lesser of 50% of the shares available for grant under the SIP or the number of MSPP shares that have met the Voluntary Holding Period for that calendar year. A participant must be employed by the Company or an affiliate of the Company on the date on which the Matching RSA is granted in order to receive a Matching RSA.

The Company may require a participant to pay to the Company (or make other arrangements satisfactory to the Company for the payment of) the amount of any taxes required to be withheld with respect to the purchase or sale of Stock under the MSPP. TSI Holdings may also deduct from a participant’s compensation the amount of withholding taxes due with respect to the purchase or sale of Stock under the MSPP.

The Committee may, at any time, amend the MSPP; provided, however, that no amendment to the MSPP which requires shareholder approval shall be effective unless approved by the requisite vote of shareholders of the Company.

The MSPP will expire on January 3, 2028, unless terminated prior to that date pursuant to the provisions of the MSPP or pursuant to action by the Committee or the Board. The Committee or the Board will have the right to terminate the MSPP without prior notice to any participant and without liability to any participant. Upon the expiration or termination of the MSPP, the balance, if any, then standing to the credit of each participant which has not by such time been applied to the purchase of Stock will be refunded to such participant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        The disclosures made under Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Town Sports International Holdings, Inc. 2018 Management Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: January 5, 2018	By:	/s/ Carolyn Spatafora
		Name:	Carolyn Spatafora
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Town Sports International Holdings, Inc. 2018 Management Stock Purchase Plan.